UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 31, 2018, Oscar A. Martinez is no longer serving as the Vice President and Chief Financial Officer of Huttig Building Products, Inc. (the “Company”). The Board of Directors (the “Board”) of the Company appointed Jon P. Vrabely, the Company’s President and Chief Executive Officer, to the additional office of interim Chief Financial Officer until a permanent replacement for the Chief Financial Officer position has been identified. The Company has commenced a search for a new Chief Financial Officer.

Mr. Vrabely has served as President and Chief Executive Officer of the Company and has been a member of the Board since January 2007. He also served as interim Chief Financial Officer of the Company from June 2015 to April 2016, as Vice President, Chief Operating Officer of the Company from November 2005 to January 2007, as Vice President of Operations of the Company from December 2004 to November 2005 and as Vice President, Product Management of the Company from September 2003 to December 2004. Mr. Vrabely also served as Vice President of the Company’s Builder Resource operations from October 2002 until those operations were divested in February 2005. Additional information regarding Mr. Vrabely’s background and current compensation is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on March 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: February 2, 2018

/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer